                                                           EXHIBIT 4.1

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


R-1                                                         CUSIP

                            ALBERTSON'S, INC.

                   7 3/4% Debenture due June 15, 2026


     ALBERTSON'S, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company", which term includes any successors under the Indenture, as hereinafter defined), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of Two Hundred Million Dollars ($200,000,000) on June 15, 2026, and to pay interest thereon subject to the terms of the Indenture, from June 17, 1996, or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, whichever is later, until payment of the principal hereof has been made or duly provided for. Subject to the terms of the Indenture, interest shall be payable semiannually on June 15 and December 15 of each year (each an "Interest Payment Date") commencing on December 15, 1996 and ending when payment of the principal hereof has been made or duly provided for, at a rate of seven and three quarters (7 3/4%) per annum computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Global Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (as the case may be), whether or not a Business Day, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Global Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders not less than ten days prior to such Special Record Date, or be paid as otherwise provided in the Indenture.

     This Global Debenture is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of May 1, 1992 (herein called the "Indenture"), between the Company and First Trust of New York, National Association, as Trustee and successor in interest to the corporate trust business of Morgan Guaranty Trust Company of New York (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as in the Indenture provided. This Global Debenture represents an aggregate principal amount of $200,000,000 of the Company's 7 3/4% Debentures due June 15, 2026 (hereinafter called the "Debentures"), which are a duly authorized issue of Securities under the Indenture limited in aggregate principal amount to $200,000,000. This Global Debenture is a senior unsecured general obligation of the Company that will rank on a parity with all other senior unsecured indebtedness of the Company from time to time outstanding.

     So long as all of the Debentures shall be issued in the form of Global Debentures, the principal of, premium, if any, and interest, if any, on this Global Debenture shall be paid in immediately available funds to DTC, or to such name or entity as is requested by an authorized representative of DTC. If at any time the Debentures are no longer represented by Global Debentures and are issued in definitive form ("Certificated Debentures"), then the principal of, premium, if any, and interest, if any, on each Certificated Debenture at Maturity shall be paid in immediately available funds to the Holder upon surrender of such Certificated Debenture at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at such other place or places as may be designated in the Indenture, provided that such Certificated Debenture is surrendered to the Trustee, acting as Paying Agent, in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest with respect to Certificated Debentures other than at Maturity shall be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular or Special Record Date or by wire transfer in immediately available funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular Record Date. Each payment of principal, premium, if any, and interest, if any, will be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     This Global Debenture is not redeemable prior to maturity and is not subject to payment from a sinking fund.

     If an Event of Default with respect to this Global Debenture shall occur and be continuing, the entire principal amount hereof may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also permits the amendment thereof without the consent of the Holders of any of the Securities to, among other things, cure any ambiguity or omission or correct or supplement any provision therein that may be inconsistent with any other provision therein, or take certain other actions, provided that such actions will not adversely affect the interests of the Holders of Securities of any series in any material respect. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and the consequences thereof. Any such consent or waiver by the Holder of this Global Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Global Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Debenture.

     Each of the defeasance and covenant defeasance provisions of Article Thirteen of the Indenture shall apply to this Global Debenture.

     Each of the covenant provisions of Sections 1008 and 1009 of the Indenture shall apply to this Global Debenture.

     No reference herein to the Indenture and no provision of this Global Debenture or of the Indenture shall alter or impair the obliga-tion of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Global Debenture at the time, place and rate, and in the coin or currency herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Global Debenture is registrable on the Securities Register upon surrender of this Global Debenture for registration of transfer at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Global Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. As provided in the Indenture and subject to certain limitations therein set forth, this Global Debenture is exchangeable for the same aggregate principal of Global Debentures of authorized denominations, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require the payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Debenture is registered as the owner hereof for all purposes, whether or not this Global Debenture may be overdue, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

     In the event that (i) DTC, or any successor Depositary, notifies the Company and the Trustee in writing that it is unwilling or unable to continue as Depositary for this Global Debenture or if at any time DTC, or any successor Depositary, ceases to be a clearing corporation registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (ii) the Company in its sole discretion determines that the Debentures shall no longer be represented by this Global Debenture and executes and delivers to the Trustee a Company Order that this Global Debenture shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default with respect to the Debentures represented by this Global Debenture, then the Company will issue Debentures in definitive form in exchange for this Global Debenture. In such event, an owner of a beneficial interest in this Global Debenture will be entitled to have Debentures equal in aggregate principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debentures in definitive form. Debentures so issued in definitive form will be issued as registered Debentures without coupons in denominations of $1,000 and integral multiples thereof.

     Notwithstanding any provision herein to the contrary, every Debenture authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Global Debenture other than pursuant to clauses (i), (ii) or (iii) of the preceding paragraph, shall be authenticated and delivered in the form of, and shall be, a Global Debenture.

     As provided in the Indenture, this Global Debenture shall for all purposes be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Global Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined herein.

     This Global Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

     WITNESS THE SEAL OF THE COMPANY AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

                                       ALBERTSON'S, INC.



Dated: June 17, 1996                   By:_____________________________
                                          Senior Vice President, Finance
                                          and Chief Financial Officer



[SEAL]                                 By: __________________________
                                           Corporate Secretary



TRUSTEE'S CERTIFICATION OF AUTHENTICATION

THIS IS ONE OF THE SECURITIES OF THE
SERIES DESIGNATED THEREIN REFERRED TO
IN THE WITHIN-MENTIONED INDENTURE.

FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION,
  AS TRUSTEE


By: ____________________________
    Authorized Officer

                  FOR VALUE RECEIVED the undersigned hereby sells,
                           assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
 IDENTIFYING NUMBER OF ASSIGNEE

________________________________

__________________________________________

__________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

__________________________________________
the within Global Debenture of ALBERTSON'S, INC. and all rights hereunder, hereby irrevocably constituting and appointing


__________________________________________ attorney to transfer said
Global Debenture on the books of the within-named Company, with full power of substitution in the premises.

Dated: _________________________


                           SIGN HERE  _____________________________
                                      NOTICE:  THE SIGNATURE TO THIS
                                      ASSIGNMENT MUST CORRESPOND
                                      WITH THE NAME AS WRITTEN UPON
                                      THE FACE OF THE WITHIN INSTRUMENT
                                      IN EVERY PARTICULAR, WITHOUT
                                      ALTERATION OR ENLARGEMENT OR
                                      ANY CHANGE WHATEVER.

                                      SIGNATURE GUARANTEED